UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): October 6, 2017

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 W Woodrow Wilson Ave
Jackson, MS 39209-3409
(Address of principal executive offices, including zip code)

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting of Stockholders was held on October 6, 2017.

Proposal No. 1: Election of Directors. The following persons were nominated and elected to serve as members of the Board of Directors until our next annual meeting of stockholders and until their successors are elected and qualified.

Nominees for the Board of Directors of the Company:

Names	Votes For	Votes Withheld	Non-Votes
Adolphus B. Baker	68,582,735	15,036,998	4,989,395
Timothy A. Dawson	73,667,658	9,952,075	4,989,395
Letitia C. Hughes	76,895,107	6,721,196	4,989,395
Sherman L. Miller	75,705,935	7,913,798	4,989,395
James E. Poole	75,649,056	7,967,247	4,989,395
Steve W. Sanders	77,242,087	6,374,216	4,989,395

Proposal No. 2: Advisory vote on the compensation of our named executive officers. The Company's stockholders approved, on an advisory basis, a resolution approving the compensation of the Company's named executive officers by the following vote:

Votes For	Votes Against	Votes Withheld	Non-Votes
81,352,693	2,073,406	191,919	4,989,395

Proposal No. 3: Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. The Company's stockholders voted to hold advisory votes on the compensation of our named executive officers every three years by the following vote:

One Year	Two Years	Three Years	Abstain	Non-Votes
17,518,849	191,065	65,711,667	196,437	4,989,395

In accordance with the results of the vote on this proposal, the Company, based on the recommendation of its Board of Directors and the vote of its stockholders, will hold an advisory vote on the compensation of its named executive officers every three years until the next required vote on the frequency of stockholder votes on the compensation of executives, which will occur no later than the Company’s annual meeting of stockholders in 2023.

Proposal No. 4: Ratification of the selection of Frost, PLLC as the independent registered public accounting firm for the Company for fiscal 2018. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
88,326,917	124,654	155,842	-

No other matters were voted upon at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: October 6, 2017	By:	/s/ Timothy A. Dawson
Timothy A. Dawson Director, Vice President, and Chief Financial Officer

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